UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2012

CYALUME TECHNOLOGIES HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-52247	20-3200738
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
96 Windsor Street West Springfield, Massachusetts		01089
(Address of Principal Executive Offices)		(Zip Code)

 (413) 858-2500

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 22, 2012, Cyalume Technologies Holdings, Inc. (the “Company”) obtained a copy of a complaint filed in the United States District Court for the District of Delaware. The complaint was filed by Antonio Colon, an employee of the Company’s wholly-owned subsidiary, Cyalume Technologies, Inc. (“CT”). The complaint was filed against the Company, CT, and CT’s wholly-owned subsidiary, Cyalume Realty, Inc. (“CRI”). The complaint alleges, among other things, that CT has constructively terminated Mr. Colon’s employment and that the Company and CT have breached certain provisions of the Stock Purchase Agreement, dated as of December 22, 2011 (the “Purchase Agreement”), among CT, the Company, Combat Training Solutions, Inc., and Mr. Colon. Mr. Colon seeks, among other things, payment of the full potential earn-out amount of $5,750,000 which he alleges is payable under the Purchase Agreement, payment of salary, wages, bonuses and benefits pursuant to Mr. Colon’s employment agreement with CT, and attorneys’ fees and costs. The complaint seeks similar relief to the demand for arbitration previously filed by Mr. Colon, as announced by the Company in its 8-K filed on June 20, 2012.

The Company considers the allegations by Mr. Colon to be without merit and intends to fully defend itself on these matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

CYALUME TECHNOLOGIES HOLDINGS, INC.

By	/s/ Michael Bielonko
Name:	Michael Bielonko
Title:	Chief Financial Officer

Date: August 27, 2012